UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 1, 2008 (July 31, 2008)
MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or other jurisdiction of incorporation)	38-2626206 (I.R.S. Employer Identification Number)
1-14094
(Commission File Number)

26255 American Drive Southfield, Michigan (Address of Principal Executive Offices)	48034 (Zip Code)
(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     On July 31, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of February 20, 2008, as amended, by and among Meadowbrook Insurance Group, Inc. (“Meadowbrook”), ProCentury Corporation (“ProCentury”) and MBKPC Corp. (“Merger Sub”), as amended (the “Merger Agreement”), ProCentury was merged with and into Merger Sub, with Merger Sub being the surviving entity in the merger (the “Merger”). Subject to the terms of the Merger Agreement, each outstanding common share of ProCentury was converted into the right to receive either $20.00 in cash or 2.5000 shares of Meadowbrook common stock. Each ProCentury shareholder had the option to elect to receive cash or Meadowbrook stock, subject to proration so that the maximum total cash consideration will not exceed 45% of the total consideration paid in order to preserve the tax-free exchange of the stock consideration.
     Meadowbrook and Merger Sub paid approximately $99.2 million in cash and issued approximately 21.2 million shares of Meadowbrook common stock for a total purchase price of approximately $220.5 million in exchange for the cancellation of all the outstanding common shares of ProCentury. Meadowbrook financed the cash portion of the merger consideration with a combination of dividends from Star Insurance Company ($18.8 million), Meadowbrook available cash ($12.6 million) and loan proceeds of approximately $67.8 million from Banc of America Securities LLC, Bank of America, N.A., J.P. Morgan Chase Bank, N.A., KeyBank N.A., Charter One Bank, The Private Bank and US Bank. Star Insurance Company funded the dividends from existing cash reserves and cash equivalent investments.
     A copy of the Merger Agreement and a description of the Merger were filed with the joint proxy statement-prospectus filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2008 and are incorporated by reference herein.
     A copy of the press release announcing the closing of the merger is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS
a.	Financial statements of business acquired: The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report of Form 8-K is required to be filed.

b.	Pro forma financial information: The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report of Form 8-K is required to be filed.

c.	None.

d.	Exhibits

99.1 Press Release, dated July 31, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2008	MEADOWBROOK INSURANCE GROUP, INC. (Registrant)
	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release, dated July 31, 2008.